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                                                               Exhibit (16)


January 20, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated January 17, 1997, of ICHOR Corporation (formerly PDG Remediation, Inc.) and are in agreement with the statements contained in the first two paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                            By /s/ ERNST & YOUNG LLP
                                               ---------------------


Pittsburgh, Pennsylvania